Exhibit 5

                               AMENDMENT NO. 1 TO

                          SECURITIES PURCHASE AGREEMENT

     This Amendment No. 1 to Securities Purchase Agreement (this "Amendment") is dated as of September 8, 2006, by and among Harvey Electronics, Inc., a New York corporation (the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively the "Purchasers").

     WHEREAS, the parties previously entered into a Securities Purchase Agreement dated as of April 17, 2006 (the "Purchase Agreement") and related transaction documents annexed as exhibits to the Company's definitive proxy statement (the "Proxy Statement") filed with the Securities and Exchange
Commission on May 26, 2006 (such related transaction documents, together with the Purchase Agreement, are referred to herein as the "Transaction Documents") in connection with the purchase by the Purchasers of securities of the Company, all as more fully described in the Purchase Agreement;

     WHEREAS, the parties desire to amend the Transaction Documents as set forth herein and to consummate the transactions described in the Transaction Documents in accordance with the terms of the Transaction Documents, as amended.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Transaction Documents.

2.   The Purchase Agreement is hereby amended as follows:

     a. Section 2.3(a)(iv) shall be added to read as follows: "(iv) Shareholder Approval shall have been obtained for the Company's proposed one-for-four reverse stock split of the Company's outstanding Common Stock."

     b. Section 2.3(b)(vii) shall be amended to read as follows: "(vii) D. Andrew Stackpole, Ron Jones, Charles Berger, and three other Directors to be appointed by the Purchasers shall have each been appointed as members of the Board of Directors of the Company;"

     c. Section 2.3(b)(xv) shall be added to provide as follows: "(xv) the Company shall prepare and deliver to the Purchasers and Trinity an operational and financial restructuring plan acceptable to the Purchasers and Trinity in their sole discretion."

     d. Section 4.12(c) shall be amended to change the date "August 15, 2006" contained therein to read "October 28, 2006."

     e. Section 5.1 shall be amended to change the date "August 31, 2006" contained therein to read "November 15, 2006."

3. The parties hereto acknowledge that, in an effort to address Nasdaq voting rights rules, following the consummation of the Purchase Agreement, the Purchasers will have the right to appoint six of nine directors of the Company, instead of six of seven, as provided in the Purchase Agreement. The parties further acknowledge and agree that, if the Transaction is approved by the Company's stockholders, they shall take all reasonable or necessary steps to achieve this result, and the Transaction Documents shall be deemed modified and amended in accordance with the same.

4. The parties hereto acknowledge that, in an effort to maintain compliance with Nasdaq Marketplace Rules and regain compliance with minimum bid price requirements, the Company has proposed a one-for-four reverse stock split (the "Reverse Split"). The parties further acknowledge and agree that, in the event the Reverse Split is approved by the Company's shareholders and implemented by the Company's Board of Directors and officers, each of the Transaction Documents shall be automatically modified and amended to reflect the Reverse Split.

5. To the extent the terms and conditions of the Transaction Documents are not specifically modified by this Amendment, such terms and conditions shall continue in full force and effect.

6. This Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. No party may assign this Amendment without the express prior written consent of the other parties hereto.

7. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

8. This Amendment may be executed in one or more counterparts, each of which shall be considered an original, and all of which, when taken together, shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  [SIGNATURES CONTAINED ON THE FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

HARVEY ELECTRONICS, INC.                          Address for Notice:
                                                  -------------------

By:     /s/ Michael E. Recca                      205 Chubb Avenue
    ----------------------------------
     Name: Michael E. Recca                       Lyndhurst, NJ 07071
     Title:   Chairman                            Facsimile: (201) 842-0660

With a copy to (which shall not constitute notice):

Ruskin Moscou Faltischek, P.C.
1425 Reckson Plaza
East Tower, 15th Floor
Uniondale, NY 11556
Attn: Seth I. Rubin, Esq.
Facsimile: (516) 663-6891



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASER FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above and by their signature do hereby agree to purchase the amount of securities described below.


Name of Purchaser:   Arnold E. Spangler

Signature of Authorized Signatory of Purchaser:     /s/ Arnold E. Spangler
                                                -----------------------------

Name of Authorized Signatory:  ________________________

Title of Authorized Signatory: ________________________

Subscription Amount: $50,000
Shares of Preferred Stock:  50
Warrant Shares: 21,428.5



                           [SIGNATURE PAGES CONTINUE]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above and by their signature do hereby agree to purchase the amount of securities described below.


Name of Purchaser:   David Andrew Stackpole

Signature of Authorized Signatory of Purchaser:   /s/ David Andrew Stackpole
                                                -------------------------------

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: ________________________

Subscription Amount: $150,000
Shares of Preferred Stock:  150
Warrant Shares: 64,285



                           [SIGNATURE PAGES CONTINUE]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above and by their signature do hereby agree to purchase the amount of securities described below.


Name of Purchaser:   Charles M. Berger

Signature of Authorized Signatory of Purchaser:     /s/ Charles M. Berger
                                                -----------------------------

Name of Authorized Signatory  _________________________

Title of Authorized Signatory: __________________________

Subscription Amount: $50,000
Shares of Preferred Stock:  50
Warrant Shares: 21,428.5




                           [SIGNATURE PAGES CONTINUE]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above and by their signature do hereby agree to purchase the amount of securities described below.


Name of Purchaser:   DKR SoundShore Oasis Holding Fund Ltd.

Signature of Authorized Signatory of Purchaser:    /s/ Barbara Burger
                                                --------------------------

Name of Authorized Signatory:  Barbara Burger

Title of Authorized Signatory:  Director

Subscription Amount: $3,000,000
Shares of Preferred Stock:  3,000
Warrant Shares: 1,285,714.3




                           [SIGNATURE PAGES CONTINUE]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above and by their signature do hereby agree to purchase the amount of securities described below.


Name of Purchaser:  Scott Galloway

Signature of Authorized Signatory of Purchaser:    /s/ Scott Galloway
                                                 -------------------------

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

Subscription Amount: $150,000
Shares of Preferred Stock:  150
Warrant Shares: 64,285.7



                           [SIGNATURE PAGES CONTINUE]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above and by their signature do hereby agree to purchase the amount of securities described below.


Name of Purchaser:  Harborview Master Fund L.P.

Signature of Authorized Signatory of Purchaser:    /s/
                                                -------------------------------

Name of Authorized Signatory:  Navigator Management Ltd.

Title of Authorized Signatory:  Authorized Signatory

Subscription Amount: $500,000
Shares of Preferred Stock:  500
Warrant Shares: 214,285.7



                           [SIGNATURE PAGES CONTINUE]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above and by their signature do hereby agree to purchase the amount of securities described below.


Name of Purchaser:  Peter N. Larson

Signature of Authorized Signatory of Purchaser:     /s/ Peter N. Larson
                                                ----------------------------

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

Subscription Amount: $50,000
Shares of Preferred Stock:  50
Warrant Shares: 21,428.5



                           [SIGNATURE PAGES CONTINUE]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above and by their signature do hereby agree to purchase the amount of securities described below.


Name of Purchaser:  Pamela Singleton

Signature of Authorized Signatory of Purchaser:   /s/ Pamela Singleton
                                                --------------------------

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

Subscription Amount: $50,000
Shares of Preferred Stock:  50
Warrant Shares: 21,428.5